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                                                                      EXHIBIT 16

DELOITTE &
     TOUCHE
                   GEORGE BEGIC, LLB             DELOITTE & TOUCHE LLP
                   Associate General Counsel     Office of the General Counsel
                                                 Box 40, Sun Life Tower
                                                 150 King Street West, Suite 800
                                                 Toronto, Ontario M5H 1J9
                                                 DIRECT LINE:  (416) 874-3998
                                                 Facsimile:  (416) 599-2399
                                                 E-mail:  gbegic@deloitte.ca


August 29, 2000



United States Securities and
 Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549 USA


Dear Sirs / Mesdames:

RE:  ARIES VENTURES, INC.

We have read and agree with the statements of Aries Ventures, Inc. (the "Company") in Item 4 of its Form 8-K dated August 21, 2000, except for the following statements:

As to the Company's statements in paragraph one, the second and third sentences of paragraph two, paragraph four, the second, third and fourth sentences of paragraph five, and paragraph seven, we do not have sufficient basis to agree or disagree.

Yours very truly,

DELOITTE & TOUCHE LLP

/s/ G. Begic

George Begic
Associate General Counsel


Cc:  Robert W. Weingarten, Chief Financial Officer, Aries Ventures, Inc.



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